UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024 (June 9, 2024)

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41379	87-2764212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Accounting Officer

On June 9, 2024, the board of directors (the “Board”) of DraftKings Inc. (“DraftKings” or the “Company”) appointed Erik Bradbury as the Company’s Chief Accounting Officer and principal accounting officer, effective on or about August 12, 2024. Effective as of Mr. Bradbury’s appointment, Alan Ellingson, the Company’s Chief Financial Officer and principal financial officer, will no longer serve as the Company’s principal accounting officer.

Mr. Bradbury, 46, has over 20 years of experience, most recently as the Senior Vice President, Controller & Chief Accounting Officer for IAC Inc. where he oversaw IAC's company-wide accounting and financial reporting from September 2023. Mr. Bradbury is returning to DraftKings after having served as the Company’s Chief Accounting Officer from September 2020 until September 2023. Prior to this, Mr. Bradbury was a Partner with Ernst & Young LLP from July 2017 through September 2020, and Professional Accounting Fellow at Financial Executives International from July 2015 to July 2017 where he managed the activities of the prestigious Committee on Corporate Reporting, consisting of the top Fortune 100 Controllers and CAOs. Mr. Bradbury has also spent over a decade in EY’s U.S. Assurance practice, where he served multiple roles including within the National Professional Practice Group, Financial Accounting Advisory Services practices, and as an auditor. Mr. Bradbury holds a degree in accounting from Brigham Young University and is a Certified Public Accountant.

In connection with his appointment as Chief Accounting Officer, the Compensation Committee and the Board have approved a restricted stock unit award with a grant date value of $1,633,333, which will vest over a four-year period in substantially equal installments every three months following the vesting commencement date. The Compensation Committee and the Board have also approved an award of performance-based stock units (“PSUs”) with a grant date fair value of $3,266,667 that will be eligible to vest (i) with respect to 50%, based on the Company’s 2025 performance measures and targets that are generally applicable to the PSUs granted to similarly situated employees of the Company and (ii) with respect to the remaining 50%, based on the Company’s 2027 performance measures and targets that are generally applicable to the PSUs granted to similarly situated employees of the Company.

Mr. Bradbury does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Bradbury and any other person pursuant to which Mr. Bradbury was selected to serve as DraftKings’ Chief Accounting Officer and principal accounting officer. Mr. Bradbury is not related to any member of the Board or any executive officer of DraftKings.

The change in principal accounting officer was not a result of any disagreement on any matter relating to DraftKings’ accounting practices, operations or policies.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Date: June 13, 2024	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary